CounterPath Reports First Quarter
Fiscal 2019 Financial Results

Year-over-Year Recurring Revenue Growth of 29%

VANCOUVER, BC, Canada — September 13, 2018 — CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the “Company” or “CounterPath”), a global provider of award-winning over-the-top (OTT) Unified Communications (UC) solutions for enterprises and service providers, today announced the financial and operating results for its quarter ended July 31, 2018, being the first quarter of fiscal year 2019.

First Quarter Financial Highlights (unaudited)

  Revenue of $2.9 million compared to revenue of $3.1 million for the first quarter of fiscal 2018.

  Growth in subscription, support and maintenance revenue (revenue of a recurring nature) of 29% for the quarter compared to first quarter of fiscal 2018.

  Non-GAAP loss from operations of $0.8 million compared to non-GAAP loss from operations of $0.2 million for the first quarter of fiscal 2018.

  Net loss of $1.0 million, or $0.17 per share, compared to a net loss of $1.2 million, or $0.23 per share, for the first quarter of fiscal 2018.

  Non-GAAP net loss of $0.8 million, or $0.14 per share, compared to non-GAAP net loss of $0.2 million, or $0.05 per share, for the first quarter of fiscal 2018.

  Cash of $1.9 million as of July 31, 2018 compared to cash of $2.3 million as of April 30, 2018.

Management Commentary

“We are pleased with the progress we continue to make on growing our recurring revenue through new accounts as well as through our current customer base” said Donovan Jones, President and CEO. During this quarter, we signed an agreement with a leading contact center solution provider that has over 100,000 Bria licenses to deploy the CounterPath hosted Stretto Platform™ for provisioning and remote support of their Bria. Additionally, the full service, award-winning telecommunications service provider Vonex Ltd., announced a partnership agreement with CounterPath and will jointly market a combined product offering for the Australian market. In a recent research report from telecoms & IT analyst firm, MZA Limited, CounterPath is listed as the fourth largest vendor in desktop and mobile UC client markets behind industry leaders Cisco, Microsoft, Avaya with double-digit market share in 2017i. Building on the momentum, we look forward to an upcoming refresh of our highly scalable Software-as-a Service (SaaS) solution that enables enterprises to communicate and collaborate better in a global, secure and productive environment. This subscription-based offering is targeted towards new users of the SMB market as well as our extensive X-lite and Bria user base. CounterPath continues to deliver high-value services leveraging the award-winning Bria user experience including secure corporate instant messaging, screen sharing and message synchronization, all hosted by CounterPath from the cloud,” continued Jones.

CounterPath Reports First Quarter Fiscal 2019 Financial Results

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified – unaudited).

Revenue was $2.9 million for the quarter ended July 31, 2018 compared to $3.1 million for the same quarter in the last fiscal year. Software revenue was $1.4 million compared to $1.7 million for the same quarter in the last fiscal year, subscription, support and maintenance revenue was $1.3 million compared to $1.0 million for the same quarter in the last fiscal year, and professional services and other revenue was $0.3 million compared to $0.4 million for the same quarter in the last fiscal year.

Operating expenses for the quarter ended July 31, 2018 were $4.0 million compared to $3.6 million for the same quarter in the last fiscal year. Operating expenses for the quarter ended July 31, 2018 included a non-cash stock-based compensation expense of $0.3 million (2017 - $0.3 million). Sales and marketing expenses were $1.0 million for the quarter ended July 31, 2018 compared to $1.0 million for the same quarter last fiscal year. For the quarter ended July 31, 2018, research and development expenses were $1.4 million and general and administrative expenses were $1.0 million compared to $1.4 million and $0.9 million, respectively, for the same quarter in the last fiscal year.

Foreign exchange gain for the quarter ended July 31, 2018 was $0.1 million compared to foreign exchange loss of $0.6 million for the same quarter last fiscal year. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of the Company’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the quarter ended July 31, 2018 was $1.0 million, or ($0.17) per share, compared to a net loss of $1.2 million, or ($0.23) per share, for the same quarter in the last fiscal year. As of July 31, 2018, the Company had $1.9 million in cash, compared to $2.3 million at April 30, 2018.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including the Company’s plan to refresh its Software-as-a Service (SaaS) solution. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in the Company’s sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company’s products through channel partners or the length of time of deployment of the Company’s products by its customers; (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products; (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (5) the impact of intellectual property litigation that could materially and adversely affect the Company’s business; (6) the success by the Company of the sales of its current and new products; (7) the impact of technology changes on the Company’s products and industry; (8) the failure to develop new and innovative products using the Company’s technologies including the refresh of our Software-as-a Service (SaaS) solution; and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

CounterPath Reports First Quarter Fiscal 2019 Financial Results

About CounterPath

CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Ribbon Communications, Rogers and Verizon. Visit CounterPath, www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

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(TABLES TO FOLLOW)

CounterPath Reports First Quarter Fiscal 2019 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	July 31,	April 30,
	2018	2018

Assets
Current assets:
Cash	$1,877,163	$2,348,883
Accounts receivable (net of allowance for doubtful accounts of $401,787 (2018 - $322,638))	3,203,169	3,509,010
Deferred sales commission costs – current	87,566	–
Derivative assets	15,720	–
Prepaid expenses and deposits	161,661	191,245
Total current assets	5,345,279	6,049,138

Deposits	97,389	98,633
Deferred sales commission costs – non-current	70,449	–
Equipment	98,260	121,819
Goodwill	6,744,713	6,843,575
Intangibles and other assets	218,666	221,062
Total Assets	$12,574,756	$13,334,227

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,490,403	$2,437,733
Derivative liability	10,318	–
Unearned revenue	2,558,932	2,565,876
Customer deposits	2,200	2,200
Accrued warranty	59,839	63,130
Total current liabilities	5,121,692	5,068,939

Deferred lease inducements	11,638	14,339
Unrecognized tax liability	9,763	9,763
Total liabilities	5,143,093	5,093,041

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: July 31, 2018 – nil; April 30, 2018 – nil	–	–
Common stock, $0.001 par value Authorized: 100,000,000 Issued: July 31, 2018 – 5,939,598; April 30, 2018 – 5,930,468	5,940	5,931
Additional paid-in capital	75,440,528	75,170,181
Accumulated deficit	(64,578,599)	(63,701,685)
Accumulated other comprehensive loss – currency translation adjustment	(3,436,206)	(3,233,241)
Total stockholders’ equity	7,431,663	8,241,186
Liabilities and Stockholders’ Equity	$12,574,756	$13,334,227

CounterPath Reports First Quarter Fiscal 2019 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended
	July 31,
	2018	2017
Revenue:
Software	$1,356,002	$1,698,893
Subscription, support and maintenance	1,251,020	967,062
Professional services and other	280,808	446,851
Total revenue	2,887,830	3,112,806
Operating expenses:
Cost of sales (includes depreciation of $528 (2017 - $1,584))	595,556	388,243
Sales and marketing	994,960	1,004,284
Research and development	1,402,956	1,361,473
General and administrative	991,638	892,587
Total operating expenses	3,985,110	3,646,587
Loss from operations	(1,097,280)	(533,781)
Interest and other income (expense), net:
Interest expense	(5)	(53)
Foreign exchange gain (loss)	80,936	(618,699)
Gain on change in fair value of derivative instruments	5,402	–
Total interest and other income (expense), net	86,333	(618,752)
Net loss for the period	$(1,010,947)	$(1,152,533)

Net loss per share:
Basic and diluted	$(0.17)	$(0.23)
Weighted average common shares outstanding:
Basic and diluted	5,932,417	5,036,954

CounterPath Reports First Quarter Fiscal 2019 Financial Results

Non-GAAP Financial Measures
This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations which excludes non-cash stock-based compensation relative to income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation, foreign exchange gain (loss) and gain (loss) on change in fair value of derivative instruments relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended
	July 31,
	2018	2017
Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(1,097,280)	$(533,781)
Plus:
Stock-based compensation	267,412	296,332
Non-GAAP income (loss) from operations	$(829,868)	$(237,449)

CounterPath Reports First Quarter Fiscal 2019 Financial Results

	Three Months Ended
	July 31,
	2018	2017
Non-GAAP net income (loss):

GAAP net income (loss)	$(1,010,947)	$(1,152,533)
Plus:
Stock-based compensation	267,412	296,332
Foreign exchange gain (loss)	(80,936)	618,699
Gain on change in fair value of derivative instruments	(5,402)	–
Non-GAAP net income (loss)	$(829,873)	$(237,502)

GAAP net income (loss) per share:
Basic and diluted	$(0.17)	$(0.23)

Non-GAAP net income (loss) per share:
Basic and diluted	$(0.14)	$(0.05)

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i The Global Telecommunications Market: The Unified Communications Applications Market Messaging and UC Clients Analysis, MZA Ltd (May 2018)